Exhibit 99.1
First Interstate BancSystem, Inc. Reports Results for Fourth Quarter 2010
For Immediate Release

Contact:	Marcy Mutch	NASDAQ: FIBK
	Investor Relations Officer	www.FIBK.com
First Interstate BancSystem, Inc.
(406) 255-5322
investor.relations@fib.com
First Interstate BancSystem, Inc. reports fourth quarter 2010 net income available to common stockholders of $10.0 million, or $0.23 per diluted share, as compared to $7.9 million, or $0.18 per diluted share, for third quarter 2010 and $10.7 million, or $0.34 per diluted share, for fourth quarter 2009. Return on average common equity and return on average assets were 5.68% and 0.58%, respectively, for the fourth quarter of 2010, compared to 4.52% and 0.48%, respectively, in the third quarter of 2010, and 8.07% and 0.65%, respectively, in the fourth quarter of 2009.
RESULTS SUMMARY

	Three Months Ended			Sequential	Year
	December 31,	September 30,	December 31,	Quarter	Over Year
(Unaudited; $ in thousands, except per share data)	2010	2010	2009	%Change	% Change
Net income	$10,838	$8,729	$11,521	24.2%	-5.9%
Net income available to common stockholders	9,975	7,867	10,658	26.8%	-6.4%
Diluted earnings per common share	0.23	0.18	0.34	27.8%	-32.4%
Dividends per common share	0.1125	0.1125	0.1125	0.0%	0.0%
Book value per common share	16.05	16.23	16.73	-1.1%	-4.1%
Tangible book value per common share*	11.55	11.72	10.53	-1.5%	9.7%
Net tangible book value per common share*	12.96	13.14	12.46	-1.4%	4.0%
Return on average common equity	5.68%	4.52%	8.07%
Return on average assets	0.58%	0.48%	0.65%

	Twelve Months Ended		Year
	December 31,	December 31,	Over Year
	2010	2009	%Change
Net income	$37,356	$53,863	-30.6%
Net income available to common stockholders	33,934	50,441	-32.7%
Diluted earnings per common share	0.85	1.59	-46.5%
Dividends per common share	0.4500	0.5000	-10.0%
Return on average common equity	5.22%	9.98%
Return on average assets	0.52%	0.79%

*	See Non-GAAP Financial Measures included herein for a discussion regarding tangible and net tangible book value per common share.

“Overall, First Interstate BancSystem performed well in 2010 in the midst of a difficult economy,” said Lyle R. Knight, President and Chief Executive Officer for First Interstate BancSystem, Inc. “The current low interest rate environment combined with diminished loan demand challenged us in 2010 and we expect these trends to continue in upcoming quarters. Improvement in our results from last quarter was largely due to strong income from the origination and sale of residential real estate loans and the reversal of previously recorded mortgage servicing rights impairment. The performance of the loan portfolio in the fourth quarter was consistent with our expectations, with previously identified problem assets continuing to migrate through the credit continuum without any surprises in terms of the degree of deterioration. While our provision for loan losses was slightly lower during the fourth quarter 2010, as compared to third quarter 2010, our allowance for loan losses as a percentage of total loans increased to 2.76%, a level we feel is sufficient to provide for estimated losses inherent in our loan portfolio. With this strong reserve and the conservative position we have taken on our impaired loans, we believe credits costs will be manageable in 2011. In addition, we will continue to strategically manage our balance sheet in order to optimize our net interest margin and will work to identify and implement changes to our cost structures to reduce the growth of non-interest expenses.”
REVENUE SUMMARY

	Three Months Ended			Sequential	Year
	December 31,	September 30,	December 31,	Quarter	Over Year
(Unaudited; $ in thousands)	2010	2010	2009	%Change	% Change
Interest income	$76,215	$78,965	$82,678	-3.5%	-7.8%
Interest expense	13,365	15,221	19,094	-12.2%	-30.0%

Net interest income	62,850	63,744	63,584	-1.4%	-1.2%
Non-interest income:
Other service charges, commissions and fees	7,421	7,821	7,124	-5.1%	4.2%
Income from the origination and sale of loans	8,027	7,355	5,246	9.1%	53.0%
Service charges on deposit accounts	4,327	4,497	5,038	-3.8%	-14.1%
Wealth management revenues	3,083	3,091	2,894	-0.3%	6.5%
Investment securities gains, net	62	66	11	-6.1%	463.6%
Other income	2,591	2,025	1,897	28.0%	36.6%

Total non-interest income	25,511	24,855	22,210	2.6%	14.9%

Total revenues	$88,361	$88,599	$85,794	-0.3%	3.0%

Tax equivalent net interest margin ratio	3.72%	3.89%	4.05%

	Twelve Months Ended		Year
	December 31,	December 31,	Over Year
	2010	2009	%Change
Interest income	$314,543	$328,034	-4.1%
Interest expense	63,107	84,898	-25.7%

Net interest income	251,436	243,136	3.4%
Non-interest income:
Other service charges, commissions and fees	29,494	28,747	2.6%
Income from the origination and sale of loans	22,868	30,928	-26.1%
Service charges on deposit accounts	18,181	20,323	-10.5%
Wealth management revenues	12,387	10,821	14.5%
Investment securities gains, net	170	137	24.1%
Other income	7,811	9,734	-19.8%

Total non-interest income	90,911	100,690	-9.7%

Total revenues	$342,347	$343,826	-0.4%

Tax equivalent net interest margin ratio	3.89%	4.05%

Net Interest Income
During fourth quarter 2010, continued low loan demand negatively impacted net interest income and contributed to a 17 basis point reduction in net interest margin ratio. Average loans decreased $103 million, or 2.3% during fourth quarter 2010, as compared to third quarter 2010, resulting in an approximate 9 basis point reduction in the Company’s net interest margin ratio. The remaining compression in net interest margin ratio was attributable to lower yields earned on the Company’s investment security and loan portfolios, partially offset by a 16 basis point reduction in funding costs during fourth quarter 2010.
Non-interest Income
Refinancing activity remained elevated during the fourth quarter of 2010 resulting in an increase in income from the origination and sale of loans, as compared to third quarter 2010 and fourth quarter 2009. Refinancing activity accounted for approximately 72% of the Company’s residential real estate loan originations during fourth quarter 2010, as compared to 69% during third quarter 2010, and 53% during fourth quarter 2009. Increases in refinancing activity were partially offset by fewer originations of loans to purchase homes, which decreased 5% during fourth quarter 2010, as compared to third quarter 2010, and 12% as compared to fourth quarter 2009. Income from the origination and sale of loans decreased during the twelve months ended December 31, 2010, as compared to the same period in the prior year, due to a substantial decline in refinancing activity from early 2009.
Other income increased during fourth quarter 2010, compared to third quarter 2010 and fourth quarter 2009, primarily due to increases in earnings of securities held under deferred compensation plans and life insurance proceeds. Other income decreased during the twelve months ended December 31, 2010, as compared to the same periods in 2009, primarily due to a $2.1 million one-time gain on the sale of Visa Class B common shares recorded during third quarter 2009.
NON-INTEREST EXPENSE

	Three Months Ended			Sequential	Year
	December 31,	September 30,	December 31,	Quarter	Over Year
(Unaudited; $ in thousands)	2010	2010	2009	%Change	% Change
Non-interest expense:
Salaries, wages and employee benefits	$29,216	$27,994	$27,980	4.4%	4.4%
Occupancy, net	4,207	3,939	4,242	6.8%	-0.8%
Furniture and equipment	3,326	3,411	3,389	-2.5%	-1.9%
FDIC insurance premiums	2,584	2,337	2,389	10.6%	8.2%
Outsourced technology services	2,377	2,402	2,279	-1.0%	4.3%
Other real estate owned expense, net of income	1,541	2,608	318	-40.9%	384.6%
Mortgage servicing rights amortization	1,146	1,221	1,224	-6.1%	-6.4%
Mortgage servicing rights impairment (recovery)	(2,999)	1,991	(255)	-250.6%	1076.1%
Core deposit intangibles amortization	432	437	531	-1.1%	-18.6%
Other expenses	12,993	11,670	13,055	11.3%	-0.5%

Total non-interest expense	$54,823	$58,010	$55,152	-5.5%	-0.6%

	Twelve Months Ended		Year
	December 31,	December 31,	Over Year
	2010	2009	%Change
Non-interest expense:
Salaries, wages and employee benefits	$112,667	$113,569	-0.8%
Occupancy, net	16,251	15,898	2.2%
Furniture and equipment	13,434	12,405	8.3%
FDIC insurance premiums	10,044	12,130	-17.2%
Outsourced technology services	9,477	10,567	-10.3%
Other real estate owned expense, net of income	7,670	6,397	19.9%
Mortgage servicing rights amortization	4,615	7,568	-39.0%
Mortgage servicing rights impairment (recovery)	(787)	(7,224)	-89.1%
Core deposit intangibles amortization	1,748	2,131	-18.0%
Other expenses	45,885	44,269	3.7%

Total non-interest expense	$221,004	$217,710	1.5%

Salaries, wages and employees benefits expenses increased during fourth quarter 2010, as compared to third quarter 2010 and fourth quarter 2009. The increase is primarily due to higher group medical insurance costs.
Variations in net OREO expense between periods were primarily due to fluctuations in write-downs of the estimated fair value of OREO properties. Fourth quarter 2010 net OREO expense included $367 thousand of operating expenses, $1.2 million of fair value write-downs and net losses of $13 thousand on the sale of OREO properties.
FDIC insurance premiums increased during fourth quarter 2010, as compared to third quarter 2010, due to the adjustment of third quarter assessment estimates to actual amounts. FDIC insurance premiums decreased in 2010, as compared to 2009, due to a special FDIC insurance assessment levied during second quarter 2009. The special assessment, which was applicable to all insured depository institutions, resulted in additional FDIC insurance expense of $3.1 million in 2009.
Fluctuations in the fair value of mortgage servicing rights are primarily due to changes in assumptions regarding estimated prepayments of the underlying mortgage loans, which typically correspond with changes in market interest rates. Mortgage interest rates increased during fourth quarter 2010, resulting in a $3.0 million recovery of previously recorded impairment in the fair value of mortgage servicing rights.
On December 1, 2010, the Company sold mortgage servicing rights with a book value of $5 million. A loss of $1.5 million on the sale was included in other expense during fourth quarter 2010. In conjunction with the sale, the Company entered into an agreement with the purchaser whereby the Company continues to sub-service the loans underlying the sold mortgage servicing rights.
ASSET QUALITY

	Three Months Ended
	December 31,	September 30,	December 31,
(Unaudited; $ in thousands)	2010	2010	2009
Allowance for loan losses — beginning of period	$120,236	$114,328	$101,748
Charge-offs	(18,045)	(12,789)	(12,793)
Recoveries	789	697	575
Provision	17,500	18,000	13,500

Allowance for loan losses — end of period	$120,480	$120,236	$103,030

	December 31,	September 30,	December 31,
	2010	2010	2009
Period end loans	$4,367,909	$4,452,387	$4,528,004
Average loans	4,402,141	4,504,657	4,561,237
Non-performing loans:
Nonaccrual loans	195,342	174,249	115,030
Accruing loans past due 90 days or more	1,852	1,129	4,965
Restructured loans	13,490	26,630	4,683

Total non-performing loans	210,684	202,008	124,678
Other real estate owned	33,632	35,296	38,400

Total non-performing assets	$244,316	$237,304	$163,078

Net charge-offs to average loans (annualized)	1.56%	1.06%	1.06%
Provision for loan losses to average loans (annualized)	1.58%	1.59%	1.17%
Allowance for loan losses to period end loans	2.76%	2.70%	2.28%
Allowance for loan losses to total non-performing loans	57.19%	59.52%	82.64%
Non-performing loans to period end loans	4.82%	4.54%	2.75%
Non-performing assets to period end loans and other real estate owned	5.55%	5.29%	3.57%
Non-performing assets to total assets	3.33%	3.24%	2.28%

The Company’s loan portfolio continued to be adversely impacted by difficult economic conditions in certain of its market areas. The Flathead, Gallatin Valley and Jackson market areas, which are dependent upon resort and second home communities, accounted for approximately 68% of loans charged-off during fourth quarter 2010 and approximately 54% of the Company’s non-performing assets as of December 31, 2010, versus only 21% of the Company’s total loans as of the same date.
As of December 31, 2010, total non-performing loans included $170 million of real estate loans, of which $78 million were construction loans and $73 million were commercial real estate loans. Non-performing construction loans as of December 31, 2010 were comprised of land acquisition and development loans of $44 million, residential construction loans of $17 million and commercial construction loans of $17 million.
Nonaccrual loans increased during fourth quarter 2010, as compared to third quarter 2010, primarily due to the commercial and commercial real estate loans of three borrowers. Approximately 45% of the increase was attributable to one borrower in the Jackson market area. As of December 31, 2010, approximately 76% of the Company’s nonaccrual loans were current with regard to principal payments.
During fourth quarter 2010, the Company placed the restructured loans of two commercial real estate borrowers on nonaccrual. These loans, which aggregated $7 million, are included in the nonaccrual loans balance in the above table. The remaining decrease in restructured loans at December 31, 2010, as compared to September 30, 2010, was primarily due to payments received on the loans of one commercial and commercial real estate borrower. As of December 31, 2010, all of the Company’s restructured loans were performing in accordance with their restructured terms.
During fourth quarter 2010, the Company recorded additions to OREO of $4 million, wrote down the fair value of OREO properties by $1 million and sold OREO with a book value of $5 million.
Provision for loan losses reflects management’s estimation of the effect of current economic conditions on the Company’s loan portfolio. Approximately 50% of the fourth quarter provision for loan losses was attributable to the Flathead, Gallatin Valley and Jackson market areas. Management expects quarterly provisions for loan losses to remain at elevated levels until a leveling-off or decline in non-performing assets occurs.
Following is a summary of the Company’s credit quality trends since the start of 2008.
CREDIT QUALITY TRENDS

	Provisions		Allowance	Loans			Potential
	for	Net	for	30 - 89 Days	Non-Performing	Non-Performing	Problem
(Unaudited; $ in thousands)	Loan Losses	Charge-offs	Loan Losses	Past Due	Loans	Assets	Loans
Q1 2008	$2,363	$766	$68,415	$55,532	$58,047	$58,921	$74,348
Q2 2008	5,321	1,086	72,650	81,571	92,403	95,108	94,371
Q3 2008	5,636	1,192	77,094	58,085	89,800	92,971	87,176
Q4 2008	20,036	9,814	87,316	92,180	90,922	96,947	138,850
Q1 2009	9,600	4,693	92,223	98,980	103,653	122,300	181,263
Q2 2009	11,700	5,528	98,395	88,632	135,484	167,273	166,673
Q3 2009	10,500	7,147	101,748	91,956	125,083	156,958	207,961
Q4 2009	13,500	12,218	103,030	63,878	124,678	163,078	220,976
Q1 2010	11,900	8,581	106,349	62,675	133,042	177,022	254,314
Q2 2010	19,500	11,521	114,328	99,334	158,113	200,451	286,483
Q3 2010	18,000	12,092	120,236	47,966	202,008	237,304	279,128
Q4 2010	17,500	17,256	120,480	57,011	210,684	244,312	238,250
Potential problem loans consist of performing loans that have been internally risk classified due to uncertainties regarding the borrowers ability to continue to comply with the contractual repayment terms of the loans. Potential problem loans decreased during fourth quarter 2010, as compared to third quarter 2010, primarily due to the movement of potential problem loans to the non-performing loan category.

ASSETS

				Sequential	Year
	December 31,	September 30,	December 31,	Quarter	Over Year
(Unaudited; $ in thousands)	2010	2010	2009	% Change	% Change
Cash and cash equivalents	$685,618	$542,355	$623,482	26.4%	10.0%
Investment securities	1,933,403	1,829,424	1,446,280	5.7%	33.7%
Loans	4,367,909	4,452,387	4,528,004	-1.9%	-3.5%
Less allowance for loan losses	120,480	120,236	103,030	0.2%	16.9%

Net loans	4,247,429	4,332,151	4,424,974	-2.0%	-4.0%

Other assets	634,520	625,271	642,917	1.5%	-1.3%

Total assets	$7,500,970	$7,329,201	$7,137,653	2.3%	5.1%

The Company continued to invest excess liquidity into investment securities during fourth quarter 2010. The duration of the Company’s investment securities portfolio increased to an estimated 2.5 years as of December 31, 2010, from 1.7 years as of September 30, 2010. This increase in duration was primarily driven by higher market interest rates as of December 31, 2010 and the resulting extensions in the estimated lives of our mortgage-backed investment securities.
LOANS

				Sequential	Year
	December 31,	September 30,	December 31,	Quarter	Over Year
(Unaudited; $ in thousands)	2010	2010	2009	% Change	% Change
Real estate loans:
Commercial	$1,565,665	$1,565,525	$1,556,273	0.0%	0.6%
Construction:
Land acquisition & development	329,720	360,890	403,866	-8.6%	-18.4%
Residential	99,196	111,545	134,970	-11.1%	-26.5%
Commercial	98,542	91,713	98,056	7.4%	0.5%

Total construction loans	527,458	564,148	636,892	-6.5%	-17.2%

Residential	549,604	544,952	539,098	0.9%	1.9%
Agriculture	182,794	189,895	195,045	-3.7%	-6.3%
Mortgage loans originated for sale	46,408	53,722	36,430	-13.6%	27.4%

Total real estate loans	2,871,929	2,918,242	2,963,738	-1.6%	-3.1%

Consumer:
Indirect consumer loans	423,552	432,869	423,104	-2.2%	0.1%
Other consumer loans	162,137	165,725	195,331	-2.2%	-17.0%
Credit card loans	60,891	59,222	59,113	2.8%	3.0%

Total consumer loans	646,580	657,816	677,548	-1.7%	-4.6%

Commercial	730,471	739,151	750,647	-1.2%	-2.7%
Agricultural	116,546	134,689	134,470	-13.5%	-13.3%
Other loans, including overdrafts	2,383	2,489	1,601	-4.3%	48.8%

Total loans	$4,367,909	$4,452,387	$4,528,004	-1.9%	-3.5%

Total loans declined during fourth quarter 2010, as compared to third quarter 2010, with the most significant decreases occurring in land acquisition and development and residential construction loans. Management attributes these decreases to a general decline in new home construction, particularly in markets that are dependent upon resort and second home communities including the Flathead, Gallatin Valley and Jackson market areas, and the movement of loans out of the loan portfolio through charge-off, pay-off or foreclosure.

LIABILITIES

				Sequential	Year
	December 31,	September 30,	December 31,	Quarter	Over Year
(Unaudited; $ in thousands)	2010	2010	2009	% Change	% Change
Deposits	$5,925,713	$5,902,181	$5,824,056	0.4%	1.7%
Securities sold under repurchase agreements	620,154	455,861	474,141	36.0%	30.8%
Other borrowed funds	4,991	5,674	5,423	-12.0%	-8.0%
Long-term debt	37,502	37,513	73,353	0.0%	-48.9%
Subordinated debentures held by subsidiary trusts	123,715	123,715	123,715	0.0%	0.0%
Other liabilities	52,093	59,554	62,531	-12.5%	-16.7%

Total liabilities	$6,764,168	$6,584,498	$6,563,219	2.7%	3.1%

All outstanding repurchase agreements are with commercial and municipal depositors and are due in one day. Fluctuations in repurchase agreements are primarily due to changes in the liquidity needs of customers.
Long-term debt decreased during the year primarily due to the early extinguishment of variable rate term notes in March 2010 and, to a lesser extent, scheduled repayments of long-term Federal Home Loan Bank borrowings.
DEPOSITS

				Sequential	Year
	December 31,	September 30,	December 31,	Quarter	Over Year
(Unaudited; $ in thousands)	2010	2010	2009	% Change	% Change
Non-interest bearing demand	$1,063,869	$1,098,375	$1,026,584	-3.1%	3.6%
Interest bearing:
Demand	1,218,078	1,144,415	1,197,254	6.4%	1.7%
Savings	1,718,521	1,599,774	1,362,410	7.4%	26.1%
Time, $100 and over	908,044	981,941	996,839	-7.5%	-8.9%
Time, other	1,017,201	1,077,676	1,240,969	-5.6%	-18.0%

Total interest bearing	4,861,844	4,803,806	4,797,472	1.2%	1.3%

Total deposits	$5,925,713	$5,902,181	$5,824,056	0.4%	1.7%

Increases in deposits were solely the result of organic growth. During 2010, the Company has experienced a slight shift in the mix of deposits away from higher-costing time deposits to lower-costing savings, interest bearing demand and non-interest bearing demand deposits.
STOCKHOLDERS' EQUITY

				Sequential	Year
	December 31,	September 30,	December 31,	Quarter	Over Year
(Unaudited, $ in thousands, except per share data)	2010	2010	2009	% Change	% Change
Preferred stockholders’ equity	$50,000	$50,000	$50,000	0.0%	0.0%
Common stockholders’ equity	677,427	671,755	509,359	0.8%	33.0%
Accumulated other comprehensive income, net	9,375	22,948	15,075	-59.1%	-37.8%

Total stockholders’ equity	$736,802	$744,703	$574,434	-1.1%	28.3%

Book value per common share	$16.05	$16.23	$16.73	-1.1%	-4.1%
Tangible book value per common share*	$11.55	$11.72	$10.53	-1.5%	9.7%
Net tangible book value per common share *	$12.96	$13.14	$12.46	-1.4%	4.0%

*	See Non-GAAP Financial Measures included herein for a discussion of tangible and net tangible book value per common share.
On March 29, 2010, the Company completed an IPO of 11,500,000 shares of Class A common stock. The Company received net proceeds of $153 million from the offering, after deducting underwriting discounts, commissions and other offering costs.

Decreases in book value per common share, tangible book value per common share and net tangible book value per common share during fourth quarter, as compared to third quarter 2010 and fourth quarter 2009, are due to fluctuations in the mark-to-market adjustment on available-for-sale securities.
On December 7, 2010, the Company declared a quarterly dividend to common stockholders of $0.1125 per share. This dividend was paid on January 17, 2011 to shareholders of record as of January 3, 2011.
CAPITAL RATIOS

	December 31,		September 30,	December 31,
(Unaudited)	2010		2010	2009
Tangible common stockholders’ equity to tangible assets*	6.76%		7.03%	4.76%
Net tangible common stockholders’ equity to tangible assets*	7.59%		7.88%	5.63%
Tier 1 common capital to total risk weighted assets	10.12%		9.85%	6.43%
Leverage ratio	9.27	%**	9.38%	7.30%
Tier 1 risk-based capital	13.53	%**	13.22%	9.74%
Total risk-based capital	15.50	%**	15.18%	11.68%

*	See Non-GAAP Financial Measures included herein for a discussion of tangible and net tangible common stockholders’ equity to tangible assets.

**	Preliminary estimate — may be subject to change.
The Company exceeds “well capitalized” requirements under all regulatory capital guidelines. Significant increases in capital ratios at December 31, 2010, as compared to December 31, 2009, reflect the impact of additional capital raised from the Company’s IPO in March 2010.
Fourth Quarter 2010 Conference Call for Investors
First Interstate BancSystem, Inc. will host a conference call to discuss fourth quarter 2010 results at 11:00 a.m. Eastern Time (9:00 a.m. MST) on Friday, February 4, 2011. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-877-317-6789 or by logging on to www.FIBK.com. The call will be recorded and made available for replay after 1:00 p.m. Eastern Time (11:00 a.m. MST) on February 4, 2011 through the end of the first quarter by dialing 1-877-344-7529 (using conference ID 447070). The call will also be archived on our website, www.FIBK.com, for one year.
About First Interstate BancSystem, Inc.
First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates 72 banking offices in 42 communities in Montana, Wyoming and western South Dakota. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout the Company’s market areas.
Cautionary Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are covered by the safe harbor provisions of such sections. These statements include statements about monitoring credit quality, identifying and addressing problem loans, the Company’s level of allowance for loan losses, managing net interest margin, reducing growth of non-interest expenses, the effect of discontinuation of the TAG program on deposits, quarterly provisions for loan losses and non-performing assets. Forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict. Therefore, the Company’s actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions.

The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this release:
•	credit losses;

•	concentrations of real estate loans;

•	economic and market developments, including inflation;

•	commercial loan risk;

•	adequacy of the allowance for loan losses;

•	impairment of goodwill;

•	changes in interest rates;

•	access to low-cost funding sources;

•	increases in deposit insurance premiums;

•	inability to grow business;

•	changes in loan demand;

•	adverse economic conditions affecting Montana, Wyoming and western South Dakota;

•	governmental regulation and changes in regulatory, tax and accounting rules and interpretations;

•	changes in or noncompliance with governmental regulations;

•	effects of recent legislative and regulatory efforts to stabilize financial markets;

•	dependence on the Company’s management team;

•	ability to attract and retain qualified employees;

•	failure of technology;

•	disruption of vital infrastructure and other business interruptions;

•	illiquidity in the credit markets;

•	inability to meet liquidity requirements;

•	lack of acquisition candidates;

•	failure to manage growth;

•	competition;

•	inability to manage risks in turbulent and dynamic market conditions;

•	ineffective internal operational controls;

•	environmental remediation and other costs;

•	failure to effectively implement technology-driven products and services;

•	litigation pertaining to fiduciary responsibilities;

•	capital required to support the Company’s bank subsidiary;

•	soundness of other financial institutions;

•	impact of Basel capital standards;

•	inability of our bank subsidiary to pay dividends;

•	change in dividend policy;

•	lack of public market for our common stock;

•	volatility of Class A common stock;

•	voting control;

•	decline in market price of Class A common stock;

•	dilution as a result of future equity issuances;

•	use of net proceeds;

•	uninsured nature of any investment in Class A common stock;

•	anti-takeover provisions;

•	intent to qualify as a controlled company; and

•	subordination of common stock to company debt.
A more detailed discussion of each of the foregoing risks is included in the Company’s periodic and current reports filed with the Securities and Exchange Commission and is contained in our most recently filed prospectus dated March 23, 2010, filed March 24, 2010. These factors and the other risk factors described in the Company’s periodic and current reports filed with the Securities and Exchange Commission from time to time, however, are not necessarily all of the important factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the Company’s forward-looking statements. Other unknown or unpredictable factors also could harm the Company’s results. Investors and others are encouraged to read the more detailed discussion of the Company’s risks contained in the Company’s most recently filed prospectus, which discussion in incorporated herein by reference.

All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and the Company does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

Consolidated Balance Sheets

	December 31,	September 30,	December 31,
(Unaudited, $ in thousands)	2010	2010	2009
Assets
Cash and due from banks	$107,035	$124,933	$213,029
Federal funds sold	2,114	774	11,474
Interest bearing deposits in banks	576,469	416,648	398,979

Total cash and cash equivalents	685,618	542,355	623,482

Investment securities:
Available-for-sale	1,786,335	1,692,426	1,316,429
Held-to-maturity (estimated fair values of $146,508, $141,543 and $130,855 as of December 31, 2010, September 30, 2010 and December 31, 2009, respectively)	147,068	136,998	129,851

Total investment securities	1,933,403	1,829,424	1,446,280

Loans	4,367,909	4,452,387	4,528,004
Less allowance for loan losses	120,480	120,236	103,030

Net loans	4,247,429	4,332,151	4,424,974

Premises and equipment, net	188,138	192,021	196,307
Goodwill	183,673	183,673	183,673
Company-owned life insurance	73,056	72,867	71,374
Other real estate owned	33,632	35,296	38,400
Accrued interest receivable	33,628	37,251	37,123
Deferred tax asset	18,472	—	—
Mortgage servicing rights, net of accumulated amortization and impairment reserve	13,191	14,505	17,325
Core deposit intangibles, net of accumulated amortization	8,803	9,235	10,551
Other assets	81,927	80,423	88,164

Total assets	$7,500,970	$7,329,201	$7,137,653

Liabilities and Stockholders’ Equity
Deposits:
Non-interest bearing	$1,063,869	$1,098,375	$1,026,584
Interest bearing	4,861,844	4,803,806	4,797,472

Total deposits	5,925,713	5,902,181	5,824,056

Securities sold under repurchase agreements	620,154	455,861	474,141
Accounts payable and accrued expenses	38,915	44,313	44,946
Accrued interest payable	13,178	15,241	17,585
Other borrowed funds	4,991	5,674	5,423
Long-term debt	37,502	37,513	73,353
Subordinated debentures held by subsidiary trusts	123,715	123,715	123,715

Total liabilities	6,764,168	6,584,498	6,563,219

Stockholders’ equity:
Preferred stock	50,000	50,000	50,000
Common stock	264,174	263,719	112,135
Retained earnings	413,253	408,036	397,224
Accumulated other comprehensive income, net	9,375	22,948	15,075

Total stockholders’ equity	736,802	744,703	574,434

Total liabilities and stockholders’ equity	$7,500,970	$7,329,201	$7,137,653

Consolidated Statements of Income

	Three Months ended
	December 31,	September 30,	December 31,
(Unaudited, $ in thousands, except per share data)	2010	2010	2009
Interest income:
Interest and fees on loans	$65,044	$67,033	$69,877
Interest and dividends on investment securities:
Taxable	9,665	10,540	11,327
Exempt from federal taxes	1,145	1,137	1,213
Interest on deposits in banks	360	252	228
Interest on federal funds sold	1	3	33

Total interest income	76,215	78,965	82,678

Interest expense:
Interest on deposits	11,202	12,973	16,587
Interest on securities sold under repurchase agreements	247	209	179
Interest on other borrowed funds	—	1	2
Interest on long-term debt	493	512	850
Interest on subordinated debentures held by subsidiary trusts	1,423	1,526	1,476

Total interest expense	13,365	15,221	19,094

Net interest income	62,850	63,744	63,584
Provision for loan losses	17,500	18,000	13,500

Net interest income after provision for loan losses	45,350	45,744	50,084

Non-interest income:
Other service charges, commissions and fees	7,421	7,821	7,124
Income from the origination and sale of loans	8,027	7,355	5,246
Service charges on deposit accounts	4,327	4,497	5,038
Wealth management revenues	3,083	3,091	2,894
Investment securities gains, net	62	66	11
Other income	2,591	2,025	1,897

Total non-interest income	25,511	24,855	22,210

Non-interest expense:
Salaries, wages and employee benefits	29,216	27,994	27,980
Occupancy, net	4,207	3,939	4,242
Furniture and equipment	3,326	3,411	3,389
FDIC insurance premiums	2,584	2,337	2,389
Outsourced technology services	2,377	2,402	2,279
Other real estate owned expense, net of income	1,541	2,608	318
Mortgage servicing rights amortization	1,146	1,221	1,224
Mortgage servicing rights impairment (recovery)	(2,999)	1,991	(255)
Core deposit intangibles amortization	432	437	531
Other expenses	12,993	11,670	13,055

Total non-interest expense	54,823	58,010	55,152

Income before income tax expense	16,038	12,589	17,142
Income tax expense	5,200	3,860	5,621

Net income	10,838	8,729	11,521
Preferred stock dividends	863	862	863

Net income available to common shareholders	$9,975	$7,867	$10,658

Basic earnings per common share	$0.23	$0.18	$0.34
Diluted earnings per common share	$0.23	$0.18	$0.34

Consolidated Statements of Income

	Twelve Months ended
	December 31,	December 31,
(Unaudited, $ in thousands, except per share data)	2010	2009
Interest income:
Interest and fees on loans	$266,472	$279,985
Interest and dividends on investment securities:
Taxable	42,338	41,978
Exempt from federal taxes	4,621	5,298
Interest on deposits in banks	1,093	520
Interest on federal funds sold	22	253

Total interest income	314,546	328,034

Interest expense:
Interest on deposits	53,949	73,226
Interest on federal funds purchased	—	20
Interest on securities sold under repurchase agreements	879	776
Interest on other borrowed funds	3	1,347
Interest on long-term debt	2,433	3,249
Interest on subordinated debentures held by subsidiary trusts	5,843	6,280

Total interest expense	63,107	84,898

Net interest income	251,439	243,136
Provision for loan losses	66,900	45,300

Net interest income after provision for loan losses	184,539	197,836

Non-interest income:
Other service charges, commissions and fees	29,494	28,747
Income from the origination and sale of loans	22,868	30,928
Service charges on deposit accounts	18,181	20,323
Wealth management revenues	12,387	10,821
Investment securities gains, net	170	137
Other income	7,811	9,734

Total non-interest income	90,911	100,690

Non-interest expense:
Salaries, wages and employee benefits	112,667	113,569
Occupancy, net	16,251	15,898
Furniture and equipment	13,434	12,405
FDIC insurance premiums	10,044	12,130
Outsourced technology services	9,477	10,567
Other real estate owned expense, net of income	7,670	6,397
Mortgage servicing rights amortization	4,615	7,568
Mortgage servicing rights impairment (recovery)	(787)	(7,224)
Core deposit intangibles amortization	1,748	2,131
Other expenses	45,885	44,269

Total non-interest expense	221,004	217,710

Income before income tax expense	54,446	80,816
Income tax expense	17,090	26,953

Net income	37,356	53,863
Preferred stock dividends	3,422	3,422

Net income available to common shareholders	$33,934	$50,441

Basic earnings per common share	$0.85	$1.61
Diluted earnings per common share	$0.85	$1.59

Average balance sheets

	For the three months ended
	December 31, 2010			September 30, 2010			December 31, 2009
	Average		Average	Average		Average	Average		Average
(Unaudited, $ in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Interest earning assets:
Loans (1)(2)	$4,402,141	$65,482	5.90%	$4,504,657	$67,473	5.94%	$4,561,237	$70,325	6.12%
Investment securities (2)	1,849,445	11,471	2.46	1,720,925	12,333	2.84	1,374,162	13,241	3.82
Interest bearing deposits in banks	562,277	360	0.25	392,149	252	0.25	357,974	228	0.25
Federal funds sold	1,208	1	0.33	2,299	3	0.52	42,866	33	0.31

Total interest earnings assets	6,815,071	77,314	4.50	6,620,030	80,061	4.80	6,336,239	83,827	5.25
Non-earning assets	636,062			658,680			698,022

Total assets	$7,451,133			$7,278,710			$7,034,261

Interest bearing liabilities:
Demand deposits	1,183,446	878	0.29%	1,127,006	842	0.30%	1,103,095	755	0.27%
Savings deposits	1,677,125	2,092	0.49	1,555,510	2,199	0.56	1,400,337	2,387	0.68
Time deposits	1,992,179	8,232	1.64	2,119,083	9,931	1.86	2,222,716	13,445	2.40
Repurchase agreements	535,543	247	0.18	464,655	209	0.18	459,029	179	0.15
Borrowings (3)	5,833	—	—	5,256	1	0.08	6,060	2	0.13
Long-term debt	37,506	493	5.21	37,658	512	5.39	76,139	850	4.43
Subordinated debentures held by by subsidiary trusts	123,715	1,423	4.56	123,715	1,526	4.89	123,715	1,476	4.73

Total interest bearing liabilities	5,555,347	13,365	0.95	5,432,883	15,220	1.11	5,391,091	19,094	1.41
Non-interest bearing deposits	1,095,947			1,046,112			1,004,191
Other non-interest bearing liabilities	53,094			59,515			65,001
Stockholders’ equity	746,745			740,200			573,978

Total liabilities and stockholders’ equity	$7,451,133			$7,278,710			$7,034,261

Net FTE interest income		$63,949			$64,841			$64,733
Less FTE adjustments (2)		(1,099)			(1,097)			(1,149)

Net interest income from consolidated statements of income		$62,850			$63,744			$63,584

Interest rate spread			3.55%			3.69%			3.84%

Net FTE interest margin (4)			3.72%			3.89%			4.05%

(1)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)	Includes interest on federal funds purchased and other borrowed funds. Excludes long-term debt.

(4)	Net FTE interest margin during the period equals the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

Average balance sheets

	For the twelve months ended December 31,
	2010			2009
	Average		Average	Average		Average
(Unaudited, $ in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest earning assets:
Loans (1)(2)	$4,482,219	$268,279	5.99%	$4,660,189	$281,799	6.05%
Investment securities	1,663,211	49,626	2.98	1,152,561	50,335	4.37
Interest bearing deposits in banks	429,657	1,093	0.25	199,316	520	0.26
Federal funds sold	6,238	22	0.35	105,423	253	0.24

Total interest earnings assets	6,581,325	319,020	4.85	6,117,489	332,907	5.44
Non-earning assets	665,012			687,110

Total assets	$7,246,337			$6,804,599

Interest bearing liabilities:
Demand deposits	1,135,208	3,430	0.30%	1,083,054	4,068	0.38%
Savings deposits	1,530,844	8,934	0.58	1,321,625	10,033	0.76
Time deposits	2,143,899	41,585	1.94	2,129,313	59,125	2.78
Repurchase agreements	480,276	879	0.18	422,713	776	0.18
Borrowings (3)	5,779	3	0.05	57,016	1,367	2.40
Long-term debt	46,024	2,433	5.29	79,812	3,249	4.07
Subordinated debentures held by by subsidiary trusts	123,715	5,843	4.72	123,715	6,280	5.08

Total interest bearing liabilities	5,465,745	63,107	1.15	5,217,248	84,898	1.63
Non-interest bearing deposits	1,021,409			965,226
Other non-interest bearing liabilities	58,778			66,862
Stockholders’ equity	700,405			555,263

Total liabilities and stockholders’ equity	$7,246,337			$6,804,599

Net FTE interest income		$255,913			$248,009
Less FTE adjustments (2)		(4,474)			(4,873)

Net interest income from consolidated statements of income		$251,439			$243,136

Interest rate spread			3.70%			3.81%

Net FTE interest margin (4)			3.89%			4.05%

(1)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)	Includes interest on federal funds purchased and other borrowed funds. Excludes long-term debt.

(4)	Net FTE interest margin during the period equals the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principals in the United States of America, or GAAP, this release contains the following non-GAAP financial measures that management uses to evaluate capital adequacy: (i) tangible book value per common share, (ii) net tangible book value per common share, (iii) tangible common stockholders’ equity to tangible assets and (iv) net tangible common stockholders’ equity to tangible assets.
For purposes of computing tangible book value per common share, tangible book value equals common stockholders’ equity less goodwill and other intangible assets (except mortgage servicing rights). Tangible book value per common share is calculated as tangible common stockholders’ equity divided by shares of common stock outstanding.
For purposes of computing net tangible book value per common share, net tangible book value equals common stockholders’ equity less goodwill (adjusted for associated deferred tax liability) and other intangible assets (except mortgage servicing rights). Net tangible book value per common share is calculated as net tangible common stockholders’ equity divided by shares of common stock outstanding. The Company’s goodwill as of December 31, 2010 was $184 million, of which approximately $159 million is deductible for income tax purposes over an original period of 15 years. The calculation of net tangible book value takes into account the full amount of tax benefit of approximately $60 million associated with deductible goodwill assuming the Company will continue to have income sufficient to allow it to recognize this benefit in future periods.
For purposes of computing tangible common stockholders’ equity to tangible assets, tangible assets equals total assets less goodwill and other intangible assets (except mortgage servicing rights). Tangible common stockholders’ equity to tangible assets is calculated as tangible common stockholders’ equity divided by tangible assets.
For purposes of computing net tangible common stockholders’ equity to tangible assets, net tangible common stockholders’ equity equals common stockholders’ equity less goodwill (adjusted for associated deferred tax liability) and other intangible assets (except mortgage servicing rights). Net tangible common stockholders’ equity to tangible assets is calculated as net tangible common stockholders’ equity divided by tangible assets.
Management believes that these non-GAAP financial measures are valuable indicators of a financial institution’s capital strength since they eliminate intangible assets from stockholders’ equity and retain the effect of unrealized losses on securities and other components of accumulated other comprehensive income (loss) in stockholders’ equity. Management also believes that such financial measures, which are intended to complement the capital ratios defined by banking regulators, are useful to investors in evaluating the Company’s performance due to the importance that analysts place on these ratios and also allow investors to compare certain aspects of our capitalization to other companies. These non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. As a result, the usefulness of these measures to investors may be limited, and they should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

The following table reconciles the above described non-GAAP financial measures to their most directly comparable GAAP financial measures as of the dates indicated.
NON-GAAP FINANCIAL MEASURES

	December 31,	September 30,	December 31,
(Unaudited; $ in thousands except share and per share data)	2010	2010	2009
Total stockholders’ equity (GAAP)	$736,802	$744,703	$574,434
Less goodwill and other intangible assets (excluding mortgage servicing rights)	192,518	192,952	194,273
Less preferred stock	50,000	50,000	50,000

Tangible common stockholders’ equity (Non-GAAP)	$494,284	$501,751	$330,161
Add deferred tax liability for deductible goodwill	60,499	60,499	60,499

Net tangible common stockholders’ equity (Non-GAAP)	$554,783	$562,250	$390,660

Common shares outstanding	42,800,694	42,798,040	31,349,588

Book value per common share	$16.05	$16.23	$16.73
Tangible book value per common share	$11.55	$11.72	$10.53
Net tangible book value per common share	$12.96	$13.14	$12.46

Total assets (GAAP)	$7,500,970	$7,329,201	$7,137,653
Less goodwill and other intangible assets (excluding mortgage servicing rights)	192,518	192,952	194,273

Tangible assets (Non-GAAP)	$7,308,452	$7,136,249	$6,943,380

Tangible common stockholders’ equity to tangible assets	6.76%	7.03%	4.76%
Net tangible common stockholders’ equity to tangible assets	7.59%	7.88%	5.63%
First Interstate BancSystem, Inc.
P.O. Box 30918            Billings, Montana 59116            (406) 255-5390
www.FIBK.com